UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 5, 2014

Date of Report (Date of earliest event reported)

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

13710 FNB Parkway, Suite 400
Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                  Entry into a Material Definitive Agreement.

Item 3.03 below is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

On November 5, 2014 the Board of Directors of Ballantyne Strong, Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each share of common stock, $.01 par value (the "Common Shares"), of the Company outstanding at the close of business on November 16, 2014 (the "Record Date"). As long as the Rights are attached to the Common Shares, the Company will issue one Right (subject to adjustment) with each new Common Share so that all such shares will have attached Rights. When exercisable, each Right will entitle the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock (the "Preferred Shares") at a price of $14 per one one-hundredth of a Preferred Share, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement, dated as of November 5, 2014, as the same may be amended from time to time (the "Agreement"), between the Company and Computershare Trust Company, N.A., as Rights Agent (the "Rights Agent").

Until the earlier to occur of (i) ten (10) business days following a public announcement that (or a majority of the Board of Directors of the Company becoming aware that) a person or group of affiliated or associated persons or any person acting in concert (as defined in the Rights Agreement) therewith (each such person or group of affiliated or associated persons or any person acting in concert therewith referred to herein as an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Shares, (including, without duplication, the number of Common Shares that are deemed to be constructively owned (as defined in the Rights Agreement) through synthetic long positions (as defined in the Rights Agreement) or (ii) ten (10) business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated or associated persons or any person acting in concert therewith becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in any person becoming an Acquiring Person (the earlier of (i) and (ii) being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates or shares held in uncertificated book-entry form outstanding as of the Record Date, by such Common Share certificate or confirmation evidencing Common Shares in book-entry form together with a copy of this Summary of Rights.

If, as of November 5, 2014, a person or group of affiliated or associated persons or any person acting in concert (as defined in the Rights Agreement) is the Beneficial Owner of 15% or more of the Common Shares outstanding (an "Existing Holder"), such Existing Holder shall not be or become an "Acquiring Person" unless and until such time as such Existing Holder shall become the beneficial owner of one or more additional Common Shares of the Company (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Shares in Common Shares or pursuant to a split or subdivision of the outstanding Common Shares), unless, upon becoming the beneficial owner of such additional Common Shares, such Existing Holder is not then the beneficial owner of 15% or more of the Common Shares then outstanding.

The Agreement provides that until the Distribution Date (or earlier redemption, exchange, termination, or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates or confirmations evidencing shares held in uncertificated book-entry form issued after the close of business on the Record Date upon transfer or new issuance of the Common Shares will contain a notation incorporating the Agreement by reference. Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the transfer on the Company's direct registration system of any Common Shares represented by any such book-entries or the surrender for transfer of any certificates for Common Shares, with or without such notation or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate or such book-entry. As soon as practicable following the Distribution Date, separate certificates or book-entry statements evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares (other than any Acquiring Person or any associate or affiliate of an Acquiring Person or any other person (or affiliate or associate of such other person) acting in concert with an Acquiring Person (or an affiliate or associate of an Acquiring Person) as of the close of business on the Distribution Date and such separate Right Certificates or book-entry statements alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on November 5, 2015, subject to the Company's right in certain circumstances to shorten or extend such date (the "Final Expiration Date"), unless earlier redeemed or exchanged by the Company or terminated.

Each Preferred Share purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1.00 per share but, if greater, will be entitled to an aggregate dividend of 100 times the dividend, if any, declared per Common Share. In the event of the liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes and will vote together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. Preferred Shares will not be redeemable. These rights are protected by customary antidilution provisions. Because of the nature of the Preferred Share's dividend, liquidation and voting rights, the value of one one-hundredth of a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares or convertible securities at less than the current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in Preferred Shares (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

In the event that a Person becomes an Acquiring Person, or if the Company were the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of an Acquiring Person or any person acting in concert with any of the foregoing and the Common Shares were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the then current Purchase Price of the Right. In the event that, after a person has become an Acquiring Person, the Company were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price of the Right.

At any time after a Person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding Common Shares, the Board of Directors may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person and certain transferees thereof which will have become void), in whole or in part, for Common Shares at an exchange rate of one Common Share per Right (subject to adjustment).

No adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares or Common Shares will be issued (other than fractions of Preferred Shares which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depository receipts), and in lieu thereof, a payment in cash will be made based on the market price of the Preferred Shares or Common Shares on the last trading date prior to the date of exercise.

The Rights may be redeemed in whole, but not in part, at a price of $.01 per Right (the "Redemption Price") by the Board of Directors at any time prior to the close of business on the tenth business day following notice to a majority of the Board of Directors or the public announcement or public disclosure by the Company or an Acquiring Person that an Acquiring Person has become such.

The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.

Any of the provisions of the Agreement may be amended by the Board of Directors of the Company for so long as the Rights are then redeemable, and after the Rights are no longer redeemable, the Company may amend or supplement the Agreement in any manner that does not adversely affect the interests of the holders of the Rights (other than an Acquiring Person or an affiliate or associate of an Acquiring Person or any person acting or in concert with any of the foregoing).

A copy of the Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 4.1 and which is incorporated herein by reference.

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement referenced in Item 3.03 above, the Board of Directors approved the Certificate of Designations establishing the Preferred Shares and the rights, preferences and privileges thereof. The Certificate of Designations was filed with the Secretary of State of the State of Delaware on November 5, 2011. The Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The information set forth under Item 3.03 above is incorporated herein by reference.

Item 8.01	Other Events.

On November 6, 2014, the Company issued a press release relating to the adoption of the Rights Agreement and the declaration of the rights dividend. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Certificate of Designations for Ballantyne Strong, Inc. Series A Junior Participating Preferred Stock

4.1

Rights Agreement, dated November 5, 2014, between Ballantyne Strong, Inc. and Computershare Trust Company, N.A., which includes the form of Certificate of Designations of Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C

99.1	Press release dated November 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE STRONG, INC.

Date: November 6, 2014	By:	/s/ David G. Anderson
David G. Anderson
Sr. Vice President, General Counsel and Secretary